SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2005

IMAGISTICS INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-16449	06-1611068
(Commission File Number)	(IRS Employer Identification No.)

100 Oakview Drive Trumbull, Connecticut	06611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 365-7000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

   Introductory Note

     On October 17, 2005, at 12:00 midnight, New York City time, the initial offer period expired for the tender offer (the “Offer”), by Orange Merger Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Océ N.V., a company organized under the laws of the Netherlands (“Parent”), to purchase all outstanding shares of the common stock, par value $0.01 per share (the “Common Stock”), of Imagistics International Inc., a Delaware corporation (the “Company”), and the associated Series A Junior Participating Preferred Stock purchase rights (the “Rights”; such Rights, together with the Common Stock, are the “Shares”) issued pursuant to the Rights Agreement dated as of September 28, 2001, as amended, between the Company and Equiserve Trust Company, N.A., as Rights Agent, for $42.00 per Share, net to the seller in cash (such amount, or any greater amount per Share paid in the Offer, the “Offer Price”).

     The Offer was commenced on September 19, 2005, pursuant to an Agreement and Plan of Merger dated as of September 15, 2005 by and among the Company, Parent and Purchaser (the “Merger Agreement’). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, as soon as practicable after the consummation of the Offer, and in accordance with the Delaware General Corporation Law (the “Delaware Law”), Purchaser will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares held by the Company in treasury, by any of the Company’s subsidiaries, or by Parent, Purchaser or any of their wholly owned subsidiaries and Shares with respect to which appraisal rights under Section 262 of the Delaware Law are properly exercised) will be converted into the right to receive cash in the amount of the Offer Price, without interest.

     On October 18, 2005, Parent issued a press release announcing that the Offer had been successfully completed, with 13,018,344 Shares tendered in the initial offering period, and notices of guaranteed delivery received during the initial offering period in respect of an additional 561,711 Shares, for a total of approximately 87 percent of the issued and outstanding Shares. Purchaser has accepted all Shares validly tendered in the initial offering period in accordance with the terms of the Offer.

     In its press release, Parent also announced the commencement of a subsequent offering period, commencing at 9:00 a.m., New York City time, on October 18, 2005 and expiring at 5:00 p.m., New York City time, on October 25, 2005. Purchaser will immediately accept all Shares properly tendered, as they are tendered, during the subsequent offering period and will pay for such Shares promptly. Stockholders who tender during the subsequent offering period will receive the same Offer Price paid during the initial offering period. The subsequent offer is on the same terms and subject to the same conditions set forth in the Offer to Purchase, dated September 19, 2005 of Purchaser (the “Offer to Purchase”) and the related Letter of Transmittal, except that, as permitted by the rules of the Securities and Exchange Commission, the Shares tendered during the subsequent offering period may not be withdrawn.

     A copy of the press release issued by Parent on October 18, 2005 is filed as Exhibit 99.1 hereto and is incorporated into this report by reference.

   Item 1.01. Entry into a Material Definitive Agreement

     Credit Agreement Amendment

     On October 17, 2005, the Company entered into an Eighth Amendment Agreement dated as of October 17, 2005 (the “Amendment Agreement”) by and among the Company, Bank of America, N.A. (as successor to Fleet Capital Corporation) (together with its successors and assigns, “Bank of America”), and the other financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders” and individually, a “Lender”) and (3) Bank of America, as administrative agent (the “Administrative Agent”) for the Lenders with respect to the Credit Agreement dated as of November 9, 2001 by and among the Company, the Lenders and the Administrative Agent, as amended by the First Amendment Agreement dated as of March 19, 2002, the Second Amendment Agreement dated as of July 19, 2002, the Third Amendment Agreement dated as of March

5, 2003, the Fourth Amendment Agreement dated as of May 16, 2003, the Fifth Amendment Agreement dated as of May 7, 2004, the Sixth Amendment Agreement dated as of June 1, 2004 and the Seventh Amendment Agreement dated as of June 15, 2005 (as amended, the “Credit Agreement”).

     The Amendment Agreement provides that, effective as of the Amendment Effective Date (as defined below), the Lenders waive (the “Limited Waiver”), for the Limited Waiver Period (as defined below), the Event of Default (as defined in the Credit Agreement) that has occurred or which may occur under Section 10(j) of the Credit Agreement by virtue of the acquisition by Purchaser on October 17, 2005 of more than 35 percent of the aggregate voting power of all equity interests of the Company (the “Specified Event of Default”). The waiver set forth in the Amendment Agreement is effective only for the Specified Event of Default and only for the Limited Waiver Period. As used in the Amendment Agreement, “Limited Waiver Period” means the period beginning on the Amendment Effective Date and ending upon the earlier of the following: (i) immediately upon the occurrence of an Event of Default, other than the Specified Event of Default, after the date of the Amendment Agreement and (ii) January 2, 2006. As used in the Amendment Agreement, “Amendment Effective Date” means the date on which the conditions precedent to the waiver granted under the Amendment Agreement are satisfied. Those conditions are (a) the accuracy of representations and warranties made by the Company in the Amendment Agreement, (b) compliance by the Company with its terms and conditions under the Amendment Agreement and the absence of any Event of Default (other than a Specified Event of Default), (c) all requisite corporate action for the execution, delivery and performance of the Amendment Agreement and related documents on the part of the Company having been taken, (d) the execution and delivery of the Amendment Agreement by the Company and (e) the acquisition by Purchaser of in excess of 35 percent of the aggregate voting power of all equity interests of the Company.

     The Amendment Agreement also amended the Credit Agreement to restrict the Company’s ability to effect certain repurchases or redemptions of outstanding equity securities of the Company.

     There is no material relationship between the Company and any of the parties to the Amendment Agreement, except that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), an affiliate of Merrill Lynch Capital Corporation, a Lender under the Credit Facility, has acted as financial advisor to the Company in connection with the transactions contemplated by the Merger Agreement.

     Pursuant to an engagement letter dated August 16, 2005 with Merrill Lynch, the Company agreed to pay Merrill Lynch (i) a fee (the “Success Fee”) of 0.90 percent of the aggregate purchase price (which is defined to include both the consideration for the acquisition by Purchaser of Shares and the value of debt of the Company assumed or acquired by Purchaser or retired by the Company) in connection with the acquisition by Purchaser of Shares of the Company in the transactions contemplated by the Merger Agreement, all of which is contingent upon the consummation of the Offer or (ii) a fee of 25 percent of any termination or break-up fee (net of certain expenses) received by Purchaser in connection with the transaction, subject to a cap in the case of (ii) of 50 percent of the Success Fee. Assuming the completion of the Offer at the current Offer Price of $42.00 per Share, and the completion of the Merger, and based on the number of Shares and stock options outstanding as of September 9, 2005, and the indebtedness of the Company as of September 14, 2005, the Company estimates the Success Fee would be approximately $6.79 million.

     Merrill Lynch has in the past provided financing services to the Company or its affiliates and may continue to do so in the future and has received, and may receive, fees for rendering such services. In the ordinary course of its business, Merrill Lynch may actively trade the Shares and other securities of the Company, as well as securities of Parent, for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

     Employee Stock Purchase Plan

     On October 14, 2005, in accordance with the Merger Agreement, the Company’s Employee Benefits Committee (the “EBC”) adopted Amendment No. 3 (the “ESPP Amendment”) to the Company’s Employee Stock Purchase Plan (the “ESPP”). The ESPP Amendment provides that:

  each purchase right outstanding under the ESPP’s current purchase period shall be exercised not later than five business days prior to the Effective Time (the “Special Purchase Date”); and

  the ESPP shall be suspended effective immediately after the Special Purchase Date and no further purchase rights shall thereafter be granted or exercised under the ESPP.

     The foregoing description of the ESPP Amendment does not purport to be complete and is qualified in its entirety by reference to the ESPP Amendment, which is filed as Exhibit 10.2 hereto, and is incorporated into this report by reference.

     2001 Stock Plan

     On October 14, 2005, in accordance with the Merger Agreement, the EBC adopted Amendment No. 2 to the Company’s 2001 Stock Plan (the “Stock Plan Amendment”). The Stock Plan Amendment provides that:

  each outstanding option under the 2001 Stock Plan shall, notwithstanding any other provision of the 2001 Stock Plan, be 100 percent vested and fully exerciseable;

  each holder of an outstanding option under the 2001 Stock Plan who delivers an executed option cancellation agreement, pursuant to which each such option shall be cancelled, shall be entitled to receive an amount of cash equal to the product of the following: (i) the excess, if any, of (x) the Offer Price over (y) the exercise price per share of the Shares subject to such outstanding option, multiplied by (ii) the number of Shares issuable pursuant to the unexercised portion of such outstanding option, less applicable withholdings; and

  the 2001 Stock Plan shall be suspended immediately following the Effective Time and no options shall thereafter be granted or exercised under the 2001 Stock Plan.

     The foregoing description of the Stock Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the Stock Plan Amendment, which is filed as Exhibit 10.3 hereto, and is incorporated into this report by reference.

   Item 5.01 Changes in Control of the Registrant

     The description set forth above under “Introductory Note” is hereby incorporated into this Item 5.01 by reference. By virtue of the acceptance for payment of Shares by Purchaser pursuant to the Offer, as described above under “Introductory Note,” Purchaser and Parent have acquired control of the Company.

     The total consideration payable by Purchaser in respect of the Shares validly tendered and not withdrawn during the initial offering period pursuant to the Offer, including Shares in respect of which notices of guaranteed delivery were delivered during the initial offering period, is approximately $570.4 million. According to the Offer to Purchase, Purchaser will obtain funds for the payment of consideration payable pursuant to the Offer and the Merger, and for related costs and expenses, from Parent, either directly or indirectly in the form of capital contributions and/or loans from Parent and/or its subsidiaries or affiliates. According to the Offer to Purchase, Parent will obtain all of such funds pursuant to a Credit Facility Agreement, dated September 16, 2005, among Parent as borrower, ABN AMRO Bank N.V., Coöperatieve Central Raiffeisen-Boerenleenbank B.A. and ING Bank N.V. as mandated lead arrangers, ING Bank N.V. as facility agent, and the banks from time to time parties thereto, or will obtain such funds from internal sources.

     The Merger Agreement provides that promptly upon the purchase of and payment for Shares pursuant to the Offer (provided the Shares purchased represent at least a majority of the Shares issued and outstanding on an as-if-converted basis), Parent will be entitled to designate a number of directors, rounded to the nearest whole number, on the Company’s Board of Directors that equals the product of the total number of directors on the Company’s Board of Directors (giving effect to the directors designated by Parent) multiplied by the percentage that the number of Shares so accepted for payment bears to the total number of Shares then outstanding (on an as-if-converted basis). The Company will, upon request by Parent or Purchaser, use all reasonable efforts to promptly either increase the size of the Company’s Board of Directors or secure the resignation of such number of its incumbent directors, or both, as is necessary to enable Parent’s designees to be so elected to the Company’s Board of Directors, and shall take all actions available to the Company to cause Parent’s designees to be so elected. The Company shall also, subject to applicable law and the rules of any stock exchange or trading market on which the Company’s Common Stock is based or traded, cause persons designated by Parent to have appropriate representation on each committee of the Company’s Board of Directors, each subsidiary’s board and each committee of such subsidiary board.

     If Parent’s designees are elected to the Company’s Board of Directors, until the Effective Time, the Company’s Board of Directors must have at least three directors who are directors of the Company on the date of the Merger Agreement (each, an “Original Director”) or whose replacements are designated by an Original Director. If Parent’s designees are elected to the Company’s Board of Directors before the Effective Time, the affirmative vote of a majority of the Original Directors shall be required to:

  amend or terminate the Merger Agreement by the Company;

  exercise or waive any of the Company’s rights, benefits or remedies under the Merger Agreement;

  extend the time for performance of Parent’s and Purchaser’s obligations under the Merger Agreement;

  take any other action under or in connection with the Merger Agreement;

  amend the certificate of incorporation or bylaws of the Company; or

  approve any other action by the Company which could adversely affect the interests of stockholders of the Company (other than Parent, Purchaser and their affiliates (other than the Company and its subsidiaries)), with respect to the transactions contemplated by the Merger Agreement.

     Parent has not, as of the date of this report, exercised its right to designate directors to the Company Board, but has reserved the right to make such designations in accordance with the Merger Agreement.

     The foregoing description of the arrangements set forth in the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 99.2 hereto, and is incorporated into this report by reference.

   Item 9.01 Exhibits

Exhibit Number	Description

10.1	Eighth Amendment Agreement dated as of October 17, 2005 by and among Imagistics International Inc., Bank of America, N.A. (as successor to Fleet Capital Corporation) and the other financial institutions party to the Credit Agreement (as defined therein) as lenders

10.2	Amendment No. 3 to the Imagistics International Inc. Employee Stock Purchase Plan

10.3	Amendment No. 2 to the Imagistics International Inc. 2001 Stock Plan

99.1	Press release of Océ N.V. dated October 18, 2005 (incorporated herein by reference to Exhibit 20 to Imagistics International Inc.’s Amendment No. 2 to Schedule 14D- 9, filed on October 18, 2005)

99.2	Agreement and Plan of Merger dated as of September 15, 2005, by and among Océ N.V., Orange Merger Corp. and Imagistics International Inc. (incorporated herein by reference to Exhibit 99.2 to Imagistics International Inc.’s Form 8-K, filed on September 19, 2005)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: October 20, 2005

IMAGISTICS INTERNATIONAL INC.

By:		/s/ Mark S. Flynn

	Name:	Mark S. Flynn
	Title:	Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Eighth Amendment Agreement dated as of October 17, 2005 by and among Imagistics International Inc., Bank of America, N.A. (as successor to Fleet Capital Corporation) and the other financial institutions party to the Credit Agreement (as defined therein) as lenders

10.2	Amendment No. 3 to the Imagistics International Inc. Employee Stock Purchase Plan

10.3	Amendment No. 2 to the Imagistics International Inc. 2001 Stock Plan

99.1	Press release of Océ N.V. dated October 18, 2005 (incorporated herein by reference to Exhibit 20 to Imagistics International Inc.’s Amendment No. 2 to Schedule 14D- 9, filed on October 18, 2005)

99.2	Agreement and Plan of Merger dated as of September 15, 2005, by and among Océ N.V., Orange Merger Corp. and Imagistics International Inc. (incorporated herein by reference to Exhibit 99.2 to Imagistics International Inc.’s Form 8-K, filed on September 19, 2005)